CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement of Atossa Genetics Inc. (a development stage company) of our report dated March 26, 2014 relating to the consolidated financial statements as of and for the years ended December 31, 2013 and 2012 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

April 14, 2014